Exhibit 3.357

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “INSIGHT PHONE OF INDIANA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2001, AT 1 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “AT&T BROADBAND PHONE OF INDIANA, LLC” TO “COMCAST PHONE OF INDIANA, LLC”, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 2002, AT 8:30 O’CLOCK A.M.

CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM “COMCAST PHONE OF INDIANA, LLC” TO “AT&T BROADBAND PHONE OF INDIANA, LLC”, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2003, AT 3 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “AT&T BROADBAND PHONE OF INDIANA, LLC” TO “INSIGHT PHONE OF INDIANA, LLC”, FILED THE TWENTY-NINTH DAY OF NOVEMBER, A.D. 2004, AT 1:01 O’CLOCK P.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
3374242 8100H SR# 20165696479	Authentication: 202954294 Date: 09-08-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware The First State	Page 2

CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF FEBRUARY, A.D. 2005, AT 5:05 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “INSIGHT PHONE OF INDIANA, LLC”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
3374242 8100H SR# 20165696479	Authentication: 202954294 Date: 09-08-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:55 PM 03/28/2001 010153196 – 3374242

CERTIFICATE OF FORMATION

OF

AT&T Broadband Phone of Indiana, LLC

This Certificate of Formation of AT&T Broadband Phone of Indiana, LLC (the “Company”), dated March 28, 2001 is being duly executed and filed by Steven Garfinkel, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. §18-201, et seq.).

FIRST. The name of the limited liability company is AT&T Broadband Phone of Indiana, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

FOURTH. This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of AT&T Broadband Phone of Indiana, LLC this 28th day of March, 2001.

By:	/s/ Steven Garfinkel
Steven Garfinkel
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 08:30 AM 11/19/2002 020710654 – 3374242

CERTIFICATE OF AMENDMENT

OF

AT&T Broadband Phone of Indiana, LLC

1. The name of the limited liability company is AT&T Broadband Phone of Indiana, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended to change the name and registered agent and office as follows:

1. The name of the limited liability company is Comcast Phone of Indiana, LLC

2. The registered office of the limited liability company in the state of Delaware is 1201 North Market Street, #1405, in the City of Wilmington, County of New Castle.

The registered agent of the limited liability company is Comcast Capital Corporation, the business address of that is identical to the aforementioned registered office.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of AT&T Broadband Phone of Indiana, LLC this 18th day of November, 2002.

By:	/s/ William E. Dordelman
William E. Dordelman, Vice President/ Authorized Person

CORRECTED CERTIFICATE OF AMENDMENT OF LIMITED LIABILITY COMPANY

1.	The name of the limited liability company is Comcast Phone of Indiana, LLC.

2.	A certificate of Amendment was filed by the Secretary of State of Delaware on November 19, 2002 that requires correction as permitted by Section 18-211 of the Delaware Limited Liability Company Act.

3.	The inaccuracy or defect of the Certificate to be corrected is as follows: The name of the Limited Liability Company was inadvertently changed in the filing of the Certificate of Amendment.

4.	The Certificate of Amendment is hereby corrected to read in its entirety as follows:

CERTIFICATE OF AMENDMENT

OF

AT&T Broadband Phone of Indiana, LLC.

Article 2 of the Certificate of Formation is amended to read as follows:

2.	The registered office of the limited liability company in the state of Delaware is 1201 North Market Street, #1405, in the City of Wilmington, County of New Castle.

The registered agent of the limited liability company is Comcast Capital Corporation, the business address of that is identical to the aforementioned registered office.

By:	/s/ William E. Dordelman

Authorized Person

William E. Dordelman Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 01/22/2003 030045846 – 3374242

TOTAL P.03

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

AT&T BROADBAND PHONE OF INDIANA, LLC

It is hereby certified that:

1. The name of the limited liability company is AT&T Broadband Phone of Indiana, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended by striking out Article FIRST thereof and substituting in lieu of said Article FIRST the following new Article FIRST:

“FIRST: The name of the limited liability company is Insight Phone of Indiana, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation of AT&T Broadband Phone of Indiana, LLC this 29th day of November, 2004.

AT&T Broadband Phone of Indiana, LLC

By:	/s/ Arthur R. Block
Arthur R. Block, Senior Vice President
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:01 PM 11/29/2004 FILED 01:01 PM 11/29/2004 SRV 040852980 – 3374242 FILE

State of Delaware - Division of Corporations
FAX	DOCUMENT FILING SHEET

Priority 1 (One hr)	Priority 2 (Two Hr.)	Priority 3 (Same Day)	Priority 4 (24 Hour)	Priority 5 (Must Approval)	Priority 6 (Reg. Approval)	Priority 7 (Reg. Work)

DATE SUBMITTED	2/8/2005
REQUESTOR NAME	The Corporation Trust Company	FILE DATE	2/8/2005
ADDRESS	Wilmington/	FILE TIME	17:05

ATTN.	DAN MURPHY
PHONE	866-261-9756

NAME of COMPANY/ENTITY	INSIGHT PHONE OF INDIANA, LLC

050104056	3374242
SRV NUMBER	FILE NUMBER	FILER’S NUMBER	RESERVATION NO.

TYPE OF DOCUMENT AMENDMENT (COA)	DOCUMENT CODE 18-202

CHANGE of NAME CHANGE of AGENT/OFFICE XXXX CHANGE OF STOCK

TO CT

CORPORATIONS
FRANCHISE TAX YEAR	$

FILING FEE TAX	$

RECEIVING & INDEXING	$

CERTIFIED COPIES NO.	$

SPECIAL SERVICES	$

KENT COUNTY RECORDER	$

NEW CASTLE COUNTY RECORDER	$

SUSSEX COUNTY RECORDER	$

TOTAL	$

METHOD of RETURN
MESSENGER/PICKUP FED. EXPRESS Acct.# REGULAR MAIL FAX No. OTHER
SUBMITTED TO HOLD DATE
COMMMENTS/FILING INSTRUCTIONS
PLEASE SUSPEND TO CUSTOMER SERVICE – AGENT NAME IS INCORRECT IN ARTICLE 2

SODDFS5 04-01-03

CREDIT CARD CHARGES
You have my authorization to charge my credit card for this service:
- - - Exp. Date
Signature Printed Name

AGENT USE ONLY	INSTRUCTIONS
	1. 2.	Fully shade in the required Priority square using a dark pencil or marker, staying within the square. Each request must be submitted as a separate item, with its own Filing sheet as the FIRST PAGE.
TO CT – FROM COMCAST CAPITAL CORP (9237367)
*1098269701

FROM CORPORATION TRUST WILM. TEAM #2	(THU) 2.10’ 05 10:35/ST. 10:34/NO. 4863796149 P 2

STATE OF DELAWAE

CERTIFICATE OF AMENDMENT

1. The name of the limited liability company is Insight Phone of Indiana, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows: Strike out the statement relating to the limited liability company’s registered office and registered agent and substitute in lieu of the following statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, DE 19801.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 3rd day of February, A.D. 2005.

/s/ Elliot Brecher
Senior VP and General Counsel

DE084 - 2/12/2002 C T System Online	State of Delaware Secretary of State Division of Corporations Delivered 05:37 PM 02/08/2005 FILED 05:05 PM 02/08/2005 SRV 050104056 – 3374242 FILE